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                                                                       EXHIBIT 1

                                    AGREEMENT


         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13G/A dated July 30, 1999, to which this Agreement is filed as an exhibit is filed of behalf of each of them.


Date: July 30, 1999                     NATURAL GAS PARTNERS, L.P.
                                        By: G.F.W. Energy, L.P., General Partner


                                        By:  /s/ R. Gamble Baldwin
                                           -------------------------------------
                                            R. Gamble Baldwin, General Partner

Date: July 30, 1999                     G.F.W. ENERGY, L.P.


                                        By: /s/ R. Gamble Baldwin
                                           -------------------------------------
                                           R. Gamble Baldwin, General Partner